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                                                                  Exhibit 10.120

                                OPTION AGREEMENT


         The Option Agreement, dated as of July 10, 1997, between Terrapin Resources Corporation, a Pennsylvania corporation ("Grantor" or "Terrapin") and Castle Energy Corporation , a Delaware corporation ("Grantee" or "Castle").

                              W I T N E S S E T H:

         WHEREAS, Terrapin and Castle has entered into the Terrapin Management Agreement, effective as of June 30, 1993 and amended as of May 1, 1996, whereby Terrapin provides accounting, tax and administrative services for Castle and its subsidiaries.

         WHEREAS, Terrapin has assigned the performance of such accounting, tax and administrative services to its wholly-owned subsidiary, Pennsylvania Castle Energy Corporation ("PCEC").

         WHEREAS, Castle desires to be able to acquire the business of PCEC in the future should such acquisition be consistent with Castle's corporate objective.

         WHEREAS, Terrapin is willing to grant Castle an option to acquire the business of PCEC.

                                 GRANT OF OPTION

         NOW THEREFORE, intending to be legally bound the parties agree as follows:

         a. Terrapin grants Castle an option to acquire the business of PCEC. The business of PCEC includes PCEC's furniture, fixtures and equipment, employees and employee skills but does not include PCEC itself or any of its other assets or liabilities except to the extent indicated below.

         b. The option shall be available to Castle from the date hereof until the earlier of June 30, 1998 or the termination of PCEC's corporate existence.

         c. The option price shall consist of the following:

               1.   $1.00 cash.
               2.   Assumption of all leases and equipment rental agreements of
                    PCEC and Terrapin, including the related office lease.
               3.   Assumption of all employee severance liabilities of PCEC,
                    whether or not Castle continues to employ such employee.

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               4.   Provision of at least one office room and one accounting
                    workstation to PCEC, and use of copier, mailing and other office facilities by PCEC for two years after option exercise.

         d. Castle shall exercise the option in writing.

         e. PCEC and Terrapin agrees that they will not increase its lease or employee severance commitments by more than $20,000 in the aggregate in the future.

                                 REPRESENTATIONS

         a. PCEC and Terrapin represent that the lease rental commitments on Schedule A constitute all of their lease/rental commitments.

         b. PCEC and Terrapin represent that the employee severance commitments on Schedule B constitute their entire present employee severance commitments.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                    GRANTOR:

                                    TERRAPIN RESOURCES CORPORATION

                                    By:   /s/ RICHARD E. STAEDTLER
                                          ----------------------------------
                                    Title: Chief Financial Officer

                                    SUBSIDIARY OF GRANTOR:

                                    PENNSYLVANIA CASTLE ENERGY
                                         CORPORATION

                                    By:   /s/ RICHARD E. STAEDTLER
                                          ----------------------------------
                                    Title: Chief Financial Officer

                                    CASTLE ENERGY CORPORATION

                                    By:   /s/ JOSEPH CASTLE
                                          ----------------------------------
                                    Title:

Option Agreement - Page 2